EXHIBIT 16.1

December 19, 2007

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Power of the Dream Ventures, Inc.’s statements included under Item 4.01 of its Form 8-K/A filed on December 19, 2007, and we agree with such statements concerning our firm.

/s/ BDO KONTROLL
BDO KONTROLL